Exhibit 99.1

Clarivate to Acquire ProQuest, Creating a Leading Global Provider of Mission Critical Information and Data-Driven Solutions for Science and Research

•	Establishing a premier provider of end-to-end research intelligence
•	Combination opens a gateway to one of the world’s largest information sources serving education, science and intellectual property professionals worldwide
•	Acquisition brings more than $875 million in revenue and more than $350 million of Adjusted EBITDA after cost synergies to Clarivate
•	Accretive to adjusted diluted earnings in 2022 with significant revenue and cost synergies. Clarivate reaffirms standalone 2021 financial outlook
•	Clarivate to host conference call today at 8:00 AM ET to discuss transaction

London, UK, May 17, 2021—Clarivate plc (NYSE: CLVT), a global leader in providing trusted information and insights to accelerate the pace of innovation, today announced a definitive agreement to acquire ProQuest, a leading global software, data and analytics provider to academic, research and national institutions, from Cambridge Information Group, a family-owned investment firm, and other partners including Atairos, for $5.3 billion, including refinancing of ProQuest debt. The consideration for the acquisition is approximately $4.0 billion in cash and $1.3 billion of equity. The transaction, which is subject to customary closing conditions, including regulatory approvals, is expected to close during the third quarter of 2021.

With a mission to accelerate and improve education, research and innovation, ProQuest delivers content and technology solutions to over 25,000 academic, corporate and research organizations in more than 150 countries. The acquisition will establish Clarivate as a premier provider of end-to-end research intelligence solutions and significantly expand its content and data offerings as the addition of ProQuest will materially complement the Clarivate Research Intelligence Cloud™.

By bringing together these two customer-focused businesses with a purpose to accelerate innovation at their core, we will create a world-leading software and information provider for research-focused organizations to fuel scientific discovery and innovation into the future.

Jerre Stead, Executive Chairman and CEO, Clarivate, said: “Clarivate and ProQuest are highly complementary businesses, each with a rich and storied heritage. We share the goal to accelerate innovation through research and knowledge sharing and together we will enable our customers to solve the world’s most complex challenges with content dating back centuries, and technologies that address the needs of 21st century customers.”

Andy Snyder, Chairman of ProQuest and CEO of Cambridge Information Group, said: “I have seen ProQuest evolve to meet our customers’ ever-changing needs over the last several decades and fully understand that the challenges and opportunities they face have never been greater. I am confident that the company will continue to have the resources required to maintain the impressive track record of innovation that our customers count on – to create a world leading organization in research and innovation.”

Upon completion of the transaction, two members of the ProQuest Board will join the Clarivate Board, including Andy Snyder, who will have the position of Vice Chairman of the Clarivate Board, and Michael Angelakis, Chairman and CEO of Atairos.

Compelling strategic benefits to drive future growth

•	Creates a world-leading software and content information provider for academia, governments, public libraries and corporations: Content aggregation, along with software solutions to connect and filter disparate information, is critical in today’s world of information overload. The combination of these two gold-standard organizations will provide a gateway to the world’s largest collection of interoperable, expertly curated content, including journal content, primary sources, dissertations, news, streaming video and more across multiple academic disciplines. Clarivate will continue to expand its market-leading software to enhance its discovery, sharing and management capabilities.

•	Opens new sales opportunities to drive growth in existing and complementary markets: Enterprise software is the fastest growing library market segment and has high customer loyalty due to workflows integrated in core library operations. This acquisition will provide Clarivate with access to complementary markets and varied users, including public libraries, research libraries, school districts and community colleges, with the opportunity to deliver new campus-wide platforms to provide a unified source of knowledge discovery.

•	Broadens our analytical offerings: The addition of ProQuest moves the academic analytical capabilities of Clarivate beyond its traditional realm of journal publication data and citations into a much wider range of information sources. There will be long-term predictive and prescriptive analytics opportunities from the enhanced combination of ProQuest's data cloud with the billions of harmonized data points in the Clarivate Research Intelligence Cloud.

Financially compelling transaction

•	Accretive to Clarivate earnings per share: The transaction is expected to be double-digit accretive to Clarivate earnings in 2022 and mid-teens accretive in 2023.

•	Value-enhancing acquisition with significant opportunities to accelerate growth, create efficiencies and enhance margins: For 2020, ProQuest generated $876 million of revenue, 4% from organic growth, and $250 million of Adjusted EBITDA. The acquisition is expected to provide significant cost synergies, which, in addition to revenue synergies, is expected to drive both ProQuest and Clarivate Adjusted EBITDA growth and expand ProQuest’s Adjusted EBITDA margin.

•	Significant cost and tax savings opportunities: Clarivate expects to benefit from more than $100 million of cost synergies across the organization within the 15 - 18 months after the close of the transaction. Clarivate also expects to benefit from approximately $65 million in annual cash tax savings from the transaction structure.

•	Enhanced free cash flow generation: The acquisition is expected to generate strong cash flow that will enable Clarivate to reduce its debt, continue investing in product development and pursue additional business development opportunities.

Mukhtar Ahmed, President, Science at Clarivate, said: “Clarivate is building a globally connected and highly personalized experience for researchers, academic institutes and funders across the entire digital research value-chain, from ideation through to outcome. With this acquisition we will be able to further empower both present and future generations of academic and corporate researchers as they each pursue their journey of innovation.”

Matti Shem Tov, CEO, ProQuest, said: “Through this combination, ProQuest will be enabled to better serve the evolving needs of our customers by providing end-to-end solutions to our customers faster than we could on our own as well as expanding our global reach beyond our current capabilities. We look forward to a bright and exciting future for ProQuest and our customers.”

Financing

In connection with the transaction, Clarivate has secured a backstop consisting of a $4 billion fully committed bridge facility from Citi and Goldman Sachs & Co. LLC. Clarivate intends to obtain long-term financing from debt and equity markets before the closing of the transaction.

Advisors

Evercore is serving as lead financial advisor and Davis Polk & Wardwell LLP is serving as legal advisor to Clarivate. Goldman Sachs & Co. LLC is serving as lead financial advisor to ProQuest with support from UBS Investment Bank and Morgan Stanley & Co. LLC. Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal advisor to ProQuest.

Clarivate reaffirming standalone 2021 outlook

For the year ending December 31, 2021, excluding the combination with ProQuest, Clarivate continues to expect:

•	Adjusted Revenues in a range of $1.79 billion to $1.84 billion[1]
•	Adjusted EBITDA in a range of $790 million to $825 million[1]
•	Adjusted EBITDA margins in a range of 44% to 45%[1]
•	Adjusted diluted EPS in a range of $0.74 to $0.79[1]
•	Adjusted Free Cash Flow in a range of $450 million to $500 million[1]

Clarivate will provide an updated 2021 outlook to include the acquisition of ProQuest after closing of the transaction, which is expected to occur in the third quarter of 2021.

1See Reconciliation to Certain Non-GAAP measures” presented below for important disclosure and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this press release.

Conference call details

Clarivate will host a conference call and webcast to discuss the strategic and operating aspects of the ProQuest combination on Monday, May 17th at 8:00 a.m. Eastern Time. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast by dialing 1-888-317-6003 in the United States, 1-412-317-6061 for international, and 1-866-284-3684 in Canada. The conference ID number is 5893138. An audio replay will be available approximately two hours after the completion of the call at 1-877-344-7529 in the United States, 1-412-317-0088 for international, and 1-855-669-9658 in Canada. The Replay Conference ID number is 10156753. The recording will be available for replay through May 31, 2021.

The webcast can be accessed at https://services.choruscall.com/links/clvt210517.html and will be available for replay.

About Clarivate

Clarivate™ is a global leader in providing solutions to accelerate the lifecycle of innovation. Our bold mission is to help customers solve some of the world’s most complex problems by providing actionable information and insights that reduce the time from new ideas to life-changing inventions in the areas of science and intellectual property. We help customers discover, protect and commercialize their inventions using our trusted subscription and technology-based solutions coupled with deep domain expertise. For more information, please visit clarivate.com.

About ProQuest

ProQuest supports critical work in the world’s research and learning communities. The company curates six centuries of content – the world’s largest collection of journals, eBooks, primary sources, dissertations, news, and video – and builds powerful workflow solutions to help libraries acquire and grow collections that inspire extraordinary outcomes. ProQuest products and solutions are used in academic, K-12, public, corporate and government libraries in 150 countries. ProQuest helps its customers achieve better research, better learning and better insights.

Media Contact

Lisa Hulme, Head of Global Communications - Science, Clarivate

lisa.hulme@clarivate.com

(+44) 7464 646536

Investor Relations Contact

Mark Donohue, Head of Investor Relations

mark.donohue@clarivate.com

(215) 243-2202

Use of Non-GAAP Financial Measures

Non-GAAP results are not presentations made in accordance with U.S. generally accepted accounting principles ("GAAP"). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP. They are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.

We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Definitions and reconciliations of non-GAAP measures, such as Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Free Cash Flow, and Adjusted Free Cash Flow to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.

Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, as amended, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

Reconciliation to Certain Non-GAAP Measures

(Amounts in tables may not sum due to rounding)

Adjusted Revenues

Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions).

The following table presents our calculation of Adjusted Revenues for the Outlook for 2021 and reconciles this measure to our Revenues, net for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Revenues, net	$1,786.4	$1,836.4
Deferred revenues adjustment(1)	3.6	3.6
Adjusted revenues, net	$1,790.0	$1,840.0

(1) Reflects the deferred revenues adjustment made as a result of purchase accounting.

Adjusted EBITDA

Adjusted EBITDA is calculated using net (loss) income before provision for income taxes, depreciation and amortization and interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income), share-based compensation, unrealized foreign currency gains/(losses), transition services agreement costs entered into with Thomson Reuters in 2016 ("Transition Services Agreement"), separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, non-cash income/(loss) on equity and cost method investments, non-operating income or expense, the impact of certain non-cash and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance, and certain unusual items impacting results in a particular period.

The following table presents our calculation of Adjusted EBITDA for the Outlook for 2021 and reconciles this measure to our Net (loss) income for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Net (loss) income	$(2.5)	$32.5
Provision for income taxes	29.4	29.4
Depreciation and amortization	545.8	545.8
Interest, net	151.3	151.3
Transition, transition services agreement, and integration expense(1)	40.3	40.3
Share-based compensation expense	26.0	26.0
Other	(0.3)	(0.3)
Adjusted EBITDA	$790.0	$825.0
Adjusted EBITDA margin	44%	45%

(1) Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements.

Adjusted Net Income (Loss) and Adjusted Diluted EPS

Adjusted Net Income (Loss) is calculated using net income (loss), adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, unrealized foreign currency gains/(losses), Transition Services Agreement costs, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, debt extinguishment costs and refinancing related costs, non-cash income (loss) on equity and cost method investments, non-operating income or expense, the impact of certain non-cash and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance, certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period.

The following table presents our calculation of Adjusted Diluted EPS for the Outlook for 2021 and reconciles these measures to our Net income per share for the same period:

	Year Ending December 31, 2021 (Forecasted)
	Low	High
	Per Share	Per Share
Net income	$0.00	$0.05
Transition, transition services agreement, and integration expense(1)	0.07	0.07
Share-based compensation expense	0.04	0.04
Amortization related to acquired intangible assets	0.68	0.68
Income tax impact of related adjustments	(0.05)	(0.05)
Adjusted Diluted EPS	$0.74	$0.79
Weighted average ordinary shares (Diluted)		631,043,005

(1) Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements.

Free Cash Flow and Adjusted Free Cash Flow

Free cash flow is calculated using net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for transition services agreement, transition, transformation and integration expenses, transaction related costs and debt issuance costs offset by cash received for hedge accounting transactions.

The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Outlook for 2021 and reconciles this measure to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Net cash provided by operating activities	$559.7	$609.7
Capital expenditures	(151.7)	(151.7)
Free Cash Flow	408.0	458.0
Transition, transition services agreement, and integration expense(1)	42.0	42.0
Adjusted free cash flow	$450.0	$500.0

(1) Includes cash payments related to restructuring and other cost optimization activities.